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                                                                    Exhibit 10.6


                         MANAGED CARE SERVICES AGREEMENT

This Managed Care Services Agreement (the "Agreement") is entered into this 1st day of July 1995, by and between CAREFLORIDA, Inc., a Florida corporation (the "HMO"), and Doctor's Health Group, Inc. hereinafter (the "PROVIDER-MANAGER").

                                   1. PARTIES

1.1 The HMO, CareFlorida, is a health maintenance organization licensed under Chapter 641.17, et.seq., Florida Statutes (the "Health Maintenance Organization Act"), and is a Competitive Medical Plan (CMP) under contract with the Health Care Financing Administration.

1.2 PROVIDER-MANAGER has as its primary objective arranging for the provision of Medical Services through agreements with and active participation of medical practitioners or groups or other health care providers, all of whom are licensed to practice medicine or otherwise authorized to provide specified services in the State of Florida. The HMO and PROVIDER-MANAGER agree that the HMO shall make the determination as to the applicability of this Agreement based on the affiliation between PROVIDER-MANAGER and an independent medical practitioner, group, or other health care provider as wholly owned subsidiaries of DHG Enterprises, Inc.

1.3 The PROVIDER-MANAGER is a Corporation, the Principles of said Corporation, are all listed on the attached Ownership Disclosure Statement (Attachment E).

1.4 The HMO and the PROVIDER-MANAGER are currently parties to a PIU Service Agreement effective as of December 12, 1987, such agreement has been amended from time to time (the "Previous Agreement") wherein the PROVIDER-MANAGER arranges for the provision of Medical Services to Members of the HMO. The parties desire by this Agreement to terminate the Previous Agreement and to supersede its terms and provisions in all respects as of the commencement date hereof, except for all prior mutual releases.

                              2. SCOPE OF AGREEMENT

2.1 The HMO offers a variety of prepaid health service plans which provide comprehensive health services through a network of Participating Providers to persons enrolled as Members.

2.2 The PROVIDER-MANAGER provides and manages the provision of health services to Members assigned to the PROVIDER-MANAGER. To carry out the foregoing, the PROVIDER-MANAGER employs procedures which utilize methods aligned to promote the efficient and economical delivery of quality health care to the

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Members directly or through approved agreements with a variety of Participating
Providers licensed to practice medicine or otherwise licensed or trained to provide appropriate health services within the Service Area. For the purpose of this Agreement members assigned to PROVIDER-MANAGER, do not include any members enrolled in CareFlorida's Medicaid risk program, which is cover by a separate agreement between the parties.

                                 3. DEFINITIONS

Whenever used in this Agreement, the following terms shall have the definitions contained in this Section:

3.1 Ancillary Service Provider (also referred to as a "Participating Provider") - means a facility, mobile unit, or organization which has contracted with the HMO to provide medical services or supplies, such as; diagnostic centers, mobile mammography units, durable medical equipment suppliers, etc. Referrals to such providers may require the advance approval of the HMO, except in the event of an Emergency Service. The roster of Ancillary Service Providers may be amended periodically at the discretion of the HMO. Amendments to the roster in the form of additions, deletions and any changes will be supplied via hand delivery or registered mail and will become a part of the Provider Manual and Managed Care Services Agreement.

3.2 Competitive Health Plan (CHP) - means any Health Maintenance Organization similar entity, other than CareFlorida, Inc., offering pre-paid health services for Members and offering financial incentives to PROVIDER-MANAGER for the rendering of healthcare services.

3.3 Conformance Request - means a written request made by the HMO to the PROVIDER-MANAGER, requiring the correction of any past or on-going performance or omission involving the PROVIDER-MANAGER PCPs which does not conform to the provisions of this Agreement, or the HMO's policies and procedures.

3.4 Co-payment - means a fee payable by the Member to a Participating Provider at the time Covered Services are rendered, in accordance with the Schedule of Benefits applicable to the particular health services plan in which a Member is enrolled.

3.5 Covered Services - mean medical, hospital, and other professional healthcare services covered under the applicable pre-paid health services plan in which a Member has enrolled.

3.6 Emergency Services - mean Medically Necessary inpatient or outpatient Covered Services, provided by an appropriate source within or outside the Service Area, which may not be delayed until Participating Providers can be used without possible serious effects on the health of the Member. Such services must be or appear

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to be needed immediately to prevent the death of the Member or serious impairment of the Member's health, and are considered Emergency Services as long as the transfer of the Member to an appropriate Participating Provider is precluded because of the risk to the Member's health, or the distance and nature of illness involved would make such transfer unreasonable.

3.7 HCFA - means the Health Care Financing Administration, an agency of the Department of Health and Human Services, with which the HMO has entered into a contract to provide health care services and benefits to Medicare beneficiaries.

3.8 Licensed Medical Professional (also referred to as a "Participating Provider") - means any person, group or organization which has contracted with the HMO to provide medical services to Members, and which is required to be licensed under state law.

3.9 Medical and Hospital Service Contract - means the enrollment application, certificate of coverage, Member handbook and/or Schedule of Benefits entered into between the HMO and Member specifying the terms and conditions of coverage under the particular health services plan in which the Member is enrolled.

3.10 Medically Necessary - means those services which; (i) are necessary for the Member's health; (ii) are consistent with the symptoms or diagnosis and treatment of the Member's condition or injury; (iii) are not optional or cosmetic; (iv) will significantly improve the Member's condition or prevent the Member's condition from deteriorating; and (v) are not more intensive than required to provide appropriate care. All services for which the HMO is responsible to provide or pay for must be determined as Medically Necessary pursuant to HMO policies and procedures.

3.11 Medicare Program - means the program administered by the Health Care Financing Administration ("HCFA") on behalf of Medicare beneficiaries covered under Title 18 of the Social Security Act.

3.12 Member - means any individual, or eligible and currently enrolled dependent of such individual, who has been enrolled in a health services plan offered by the HMO under a contract with an employer group or individual subscriber contract ("Commercial Member"); or a Medicare beneficiary enrolled under the HMO's contract with HCFA ("Medicare Member").

3.13 Participating Hospital, Nursing Home or Home Health Agency (also referred to as a "Participating Provider") - means a hospital, nursing home or home health agency in the Service Area with which the HMO has contracted to render inpatient or outpatient hospital services, skilled nursing services, rehabilitation services and/or home care services, to Members PROVIDER-MANAGER shall refer or admit Members, when Medically Necessary, only to Participating Hospitals, Participating Nursing Homes or

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Participating Home Health Agencies in accordance with the Provider Manual.
Admissions or referrals to such providers require the advance approval of the HMO. The roster of Participating Providers may be amended periodically by the HMO.

3.14 Participating Specialist or Licensed Medical Professional (also referred to as a "Participating Provider") -means a physician or other provider of medical services or suppliers with whom the HMO has entered into a contract to render such services or" supplies to Members. The PROVIDER-MANAGER's PCPs will refer Members to an appropriate Participating Specialist or Licensed Medical Professional when such Member is in need of services which are outside the scope of services normally provided by a Primary Care Physician. If the Referral is to a Provider not included in PROVIDER-MANAGER network of referral physicians, then Provider and PROVIDER-MANAGER will get advance approval of the HMO, in accordance with the Provider Manual. The roster of Participating Specialists and Licensed Medical Professionals may be amended periodically by PROVIDER-MANAGER with the prior approval of HMO.

3.15 Physician - means, for purposes of this Agreement, an individual, or group of individuals, duly licensed under Chapter 458 or 459, Florida Statutes, to practice medicine in the State of Florida, and qualified under the Medicare Program to provide services to Medicare beneficiaries.

3.16 Primary Care Physician or "PCP" (also referred to as a "Participating Provider") means a Physician who has contracted with HMO, or a Physician who is employed by the PROVIDER-MANAGER ("PROVIDER-MANAGER's PCPs"), or contracted with the HMO and employed by the PROVIDER-MANAGER ("PROVIDER-MANAGER's PCP") to provide Primary Care Services, and who is responsible for coordinating the total medical care of the Members who have chosen such Physician as their PCP. The Primary Care Physician will refer Members only to Participating Providers, when Medically Necessary, and will be available twenty-four hours per day in case of Emergency.

3.17 Primary Care Capitation - means the monthly amount paid to the PROVIDER-MANAGER, on a prepaid basis, for the provision of Primary Care Services to Members.

3.18 Primary Care Services - means those services, as described in Attachment A, provided to Members by Primary Care Physicians.

3.19 Provider-Manager - means the legal entity, as disclosed in Attachment D, which has entered into this Agreement to provide services to Members of the HMO.

3.20 Provider-Manager's Principals - means the owners, directors and key management of the PROVIDER-MANAGER, as disclosed in Attachment D

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3.21  Quality Assessment Program - means an HMO program to measure and evaluate the quality of care provided to Members, and to implement corrective action necessary to assure the provision of quality care and compliance with all applicable law or regulation concerning the provision of medical and hospital services to Members.

3.22 Schedule of Benefits - means the medical, hospital and other professional healthcare services corresponding to the prepaid health services plan under which a particular Member has enrolled. The Schedule of Benefits also lists certain items or services which are excluded or limited. Any service obtained by Members which is excluded or which has exceeded the limitation for that service is not a Covered Service and will be the responsibility of the Member.

3.23 Service Area - means the geographic area in which the HMO has contracted with physicians, hospitals and other health providers to render services to the HMO's Members. The Service Area on the date of this Agreement, is Dade, Broward, Palm Beach counties for both Medicare and Commercial Members and Okeechobee county, Florida for commercial Members only. This is the geographic area in which Members must obtain services from the HMO, except Emergency Services, or Urgently-Needed Services while the Member is temporarily outside the Service Area.

3.24 Service Delivery Site - means a medical office, facility or other location where the PROVIDER-MANAGER provides Primary Care Services to HMO Members assigned to the PROVIDER-MANAGER, as specified in Attachment D.

3.25 Urgently-Needed Services - mean Medically Necessary Covered Services which a Medicare Member requires in order to prevent a serious deterioration in his or her health resulting from an illness or injury while Temporarily Absent from the Service Area, and receipt of care cannot be delayed until such Member returns to the Service Area. While the immediacy of the need for these services is not as great as it is for Emergency Services, the medical need is such, however, that the provision of medical services cannot be delayed until such Member returns to a place where services can be provided by a Participating Provider. "Temporarily Absent" is when a Medicare Member has left the Service Area but intends to return within a reasonable period of time not exceeding ninety days, such as for vacation, and the Member's residence continues to be within the Service Area.

                                 4. CREDENTIALS

4.1 Provider's Credentials. PROVIDER-MANAGER certifies that all of its Providers, meet all appropriate state and federal regulations, and warrants that Providers are duly licensed, pursuant to applicable state law and regulation, to render the Covered Services contemplated under this Agreement. PROVIDER-MANAGER further warrants that its Providers are currently qualified to participate as a provider under Title XVIII of the Social Security Act (Medicare) in accordance with 42 CFR Part 405, and/or certified

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in accordance with the regulations governing participation of providers in the
Medical Assistance Program under Title XIX of the Social Security Act (Medicaid), and that it will endeavor to maintain said certification during the term of this Agreement. The PROVIDER-MANAGER agrees that for any Provider not currently credentialed under the PIU Service Agreement referred to under Section 1.4, the crendentials of the Provider shall be verified and approved by the HMO before any service is rendered to a Member. The MANAGER agrees that each Provider shall submit an executed acknowledgment form as supplied by the HMO prior to any service being rendered to a Member. In the event any action is taken against Provider to revoke or suspend such certification, PROVIDER-MANAGER shall, immediately upon learning of such action, give notice to HMO. Further, in the event the credentials of the Provider, providing services under this Agreement are disapproved by the HMO, this Agreement shall, at such time of disapproval, automatically terminate as to the Provider.

4.2 Notification of Change. The PROVIDER-MANAGER assumes the responsibility to notify the HMO in writing in the event that the PROVIDER-MANAGER's credentials, or the credentials of any Physician or Licensed Medical Professional acting on behalf of the PROVIDER-MANAGER change. The HMO shall notify the PROVIDER-MANAGER in the event that the approval of the credentials of any Physician or other Licensed Medical Professional have been revoked or suspended by the HMO. Immediately upon receipt of such notice the PROVIDER-MANAGER shall cause such individual to discontinue rendering services to Members. HMO is presumed to have been damaged by the PROVIDER-MANAGER, uncredentialed Physician, and uncredentialed Licensed Medical Professional if services to members do not immediately cease.

4.3 Appeal Procedure. HMO shall maintain an Appeal Procedure for policies and administrative decisions that affect the PROVIDER-MANAGER. HMO shall have the right to amend the Appeal Procedure as necessary. Attachment F reflects the existing Appeal Procedure at the time the HMO and PROVIDER-MANAGER entered into this Agreement.

                   5. RESPONSIBILITIES OF THE PROVIDER-MANAGER

5.1 Covered Services. The PROVIDER-MANAGER agrees to provide, or arrange for the provision of Covered Services to Members who have been assigned to the PROVIDER-MANAGER, in accordance with the HMO's policies and procedures. PROVIDER-MANAGER shall not refuse treatment of, or otherwise discriminate against, any Member on the basis of disease or diagnosis, including, but not limited to the Human Immune Deficiency Virus ("HIV"), basis of membership in the HMO, source of payment, sex, age, race, color, religion, origin, health status, disability and without discrimination of any other kind.

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5.2   PROVIDER-MANAGER's PCPs. The PROVIDER-MANAGER shall provide Primary Care
Services through Physicians who are employed by the PROVIDER-MANAGER in accordance with this Agreement. The credentials of each of, the PROVIDER-MANAGER's PCPs, listed in Attachment 8, must be verified and approved by the HMO before services are provided to Members, unless said Providers have been previously credentialed under the PIU Service Agreement referred to under
Section 1.4.

5.3 Referrals. The PROVIDER-MANAGER agrees to refer Members only to Participating Providers, and in cases where referrals are to non-participating Providers, PROVIDER-MANAGER will get the prior approval of the HMO, and will make referrals only when Medically Necessary.

5.4 Approvals. The PROVIDER-MANAGER agrees to use only Hospitals, Nursing Homes, Home Health Agencies, Ancillary Service Providers, and Licensed Medical Professionals which have been approved in advance by the HMO, and to obtain prior approval from the HMO before admitting Members to such facilities, except in case of Emergency.

5.5 Coverage. The PROVIDER-MANAGER shall provide for the provision of Covered Services on a twenty-four (24) hour, seven (7) days per week basis to all Members assigned to the PROVIDER-MANAGER by the HMO, in such a manner which measures continuity of care through the coordination of overall health care and the sharing of medical records. The PROVIDER-MANAGER is responsible for making arrangements with an HMO Participating Provider for on-call coverage when a least one of the PROVIDER-MANAGER as listed in Attachment B is not available. The PROVIDER-MANAGER shall assure that such services are timely delivered as necessary and appropriate in accordance with acceptable medical practices in the community.

5.6 Medical Director. The PROVIDER-MANAGER shall employ or otherwise retain a Physician who will act as Medical Director. The Medical Director shall act as liaison between the PROVIDER-MANAGER, the PROVIDER-MANAGER's PCPs, and the HMO with respect to the medical management of the PROVIDER-MANAGER. The Medical Director shall ensure that Members assigned to the PROVIDER-MANAGER are receiving Medically Necessary, quality medical services by the PROVIDER-MANAGER and the PROVIDER-MANAGER's PCPs.

The PROVIDER-MANAGER shall provide the HMO with the name of any new Medical Director within ten (10) days of any changes from the current Medical Director.

5.7 Administrator. The PROVIDER-MANAGER shall employ or otherwise retain an individual who will act as Administrator. PROVIDER-MANAGER will require the Administrator to be responsible for the business and financial aspects of the

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PROVIDER-MANAGER related to the provision of Covered Services under this
Agreement, and act as liaison between the PROVIDER-MANAGER, the PROVIDER-MANAGER's PCPs, and the HMO. The PROVIDER-MANAGER shall provide the HMO with the name of any changes from the current Administrator within ten (10) days of any changes.

5.8 Provider Panel. The PROVIDER-MANAGER agrees to notify HMO no later than thirty (30) days in advance, in writing by Certified or Registered mail, of PROVIDER-MANAGER's intention to close or reopen enrollment to PROVIDER-MANAGER's office(s).

                            6. PROVISION OF SERVICES

6.1 Accessibility. The PROVIDER-MANAGER agrees to maintain, at all times, a sufficient number of Participating Providers to service the needs of assigned Members on a 24-hour per day, seven day a week basis, in accordance with the terms of this Agreement and the HMO's Provider's Manual.

6.2 Written Agreements. The PROVIDER-MANAGER shall provide or arrange for the provision of Covered Services through Participating Providers under contract with the HMO. Every agreement entered into between the PROVIDER-MANAGER and any Participating Provider shall be approved in writing by the HMO in advance of any services being rendered to Members, unless said Providers have been previously redentiated under the PIU Service Agreement referred to under Section 1.4. The PROVIDER-MANAGER shall provide the HMO with a copy of every agreement entered into with any Participating Provider for the provision of Covered Services to Members, and shall notify the HMO of any changes in the status or terms of such agreements.

6.3 Rates. Agreements entered into by the PROVIDER-MANAGER pursuant to paragraph 6.2 shall include a provision whereby the Participating Provider will render Covered Services to any Member of the HMO, at the same rates of payment as agreed upon between the PROVIDER-MANAGER and Participating Provider.

6.4 Capitation Agreements. The HMO may, from time to time, enter into Participating Provider Agreements whereby such Participating Provider provides services to HMO's Members in a geographic area, for a per Member, per month fee ("Capitation").

6.5 Agreements for Services. All agreements for the rendering of services, or referrals for services, between the PROVIDER-MANAGER and the PROVIDER-MANAGER's Specialists must be contracted in writing by and between the HMO and PROVIDER-MANAGER's Specialists. The PROVIDER-MANAGER's Specialists contract with the HMO must be approved in writing in advance of the rendering of healthcare services by the PROVIDER-MANAGER's Specialist, and the PROVIDER-MANAGER's Specialists becoming a Participating Provider, unless said Providers have

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been previously credentialed under the PIU Service Agreement referred to under
Section 1.4.

6.6 Authorization. AIl Covered Services for which payment is to be made must be provided in accordance with the HMO's policies and procedures. The HMO reserves the right to authorize or deny, in whole or part, any claim for payment which is the subject of dispute between or among the Member, the PROVIDER-MANAGER Participating Provider or any other provider of services. The PROVIDER-MANAGER agrees that the HMO's determination shall be binding and final.

                           7. POLICIES AND PROCEDURES

7.1 HMO Requirements. The PROVIDER-MANAGER agrees to comply with the policies and procedures established by the HMO, as amended from time to time. Such policies and procedures are incorporated herein and made a part of this Agreement. The PROVIDER-MANAGER shall be bound by the HMO's policies and procedures, and any amendments to same, upon delivery of such written policy or amendment, by hand or via registered mail. Where a conflict of terms exists between this Agreement and the HMO's Policies and Procedures the language and terms of this Agreement and subsequent properly executed amendments shall control.

7.2 Regulatory Requirements. The PROVIDER-MANAGER understands that the HMO is a health maintenance organization which operates in accordance with the regulatory requirements of the Health Care Financing Administration (HCFA), Department of Insurance (D.O.I.), and Agency for Health Care Administration
(AHCA). PROVIDER-MANAGER acknowledges and shall comply with the regulatory requirements as established by the HCFA, D.O.I., AHCA and any other regulatory agency. Additionally, the PROVIDER-MANAGER agrees to comply with all HMO programs, policies or procedures that are created to ensure compliance with any regulatory requirement.

                8. UTILIZATION MANAGEMENT AND QUALITY ASSESSMENT

      The PROVIDER-MANAGER understands that the HMO is a health maintenance organization which operates upon the principle of managed care to provide Medically Necessary and cost effective Covered Services to its Members. To ensure efficiency and quality, the HMO has established Utilization Management and Quality Management Departments. These departments establish and administer programs as more specifically described in the HMO's policies and procedures. The PROVIDER-MANAGER agrees to support the principles of managed care through participation in HMO programs and procedures to ensure the provision of quality service, utilization, and quality management, and will cooperate with the HMO to determine the appropriateness and medical necessity of any inpatient or outpatient service.

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                         9. RESPONSIBILITIES OF THE HMO

9.1 Administration. The HMO shall perform the appropriate administrative, regulatory, marketing, enrollment and other functions necessary for the administration of the HMO, pursuant to applicable state and federal law.

9.2 Operations. The HMO shall inform each Member of the type, scope and duration of Covered Services to which such Member is entitled under the Member's Schedule of Benefits.

9.3 Accounting. The HMO shall maintain, in accordance with generally accepted accounting principles, such financial accounting records that shall be necessary, appropriate and convenient to carry out the purposes of this Agreement, including the Operating Funds described in Attachment C. The HMO may contract with a third party to carry out any or all of these functions, at HMO's expense.

9.4 Finance. The HMO shall be responsible to make all payments for which the HMO is obligated to pay on behalf of the PROVIDER-MANAGER and disburse any other funds required to be paid to the PROVIDER-MANAGER under this Agreement. The HMO may contract with a third party to carry out any or all of these functions, at HMO's expense.

9.5 Information. The HMO shall provide the PROVIDER-MANAGER with information and data reasonably necessary to carry out the terms and conditions of this Agreement. HMO shall be responsible for maintaining a current enrollee eligibility data system and the mechanisms for PROVIDER-MANAGER access to the system. Such system shall include a procedure for the reconciliation of errors.

9.6 Conditions of Participation. HMO shall provide initial information and adequate notice of change in benefits, co-payments, and all operational policies and procedures with which Participating Providers must comply as a condition of participation.

                                10. COMPENSATION

10.1 Third Party Recovery. The PROVIDER-MANAGER further agrees that the HMO retains any and all rights whatsoever for Coordination of Benefits with another Group Health Insurance, Third Party Liability involving but not limited to Auto Insurance Carriers and subrogation (litigation) cases, and Workers' Compensation, as referenced in the HMO's contracts with its members. The PROVIDER-MANAGER also agrees to inform the HMO, at the time the PROVIDER-MANAGER obtains such information (before, during, or after services are rendered), of the existence of any of the above underlined conditions as it relates to the services the PROVIDER-MANAGER is providing to the HMO's members. In addition, the PROVIDER-MANAGER agrees to inform the HMO upon services provided to the HMO's members, refunding all such

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monies to the HMO, and shall not interfere with attempts by the HMO to recover monies for which another party may be liable under one of the above underlined conditions.

10.2 Compensation. The PROVIDER-MANAGER shall be compensated by the HMO for the continual and complete discharge of the PROVIDER-MANAGER's obligations under this Agreement, HMO's Policies and Procedures, the Provider Manual and in accordance with Attachment A, B, C, D, E, F, and G hereto.

10.3 Provider's HCFA 1500. The PROVIDER-MANAGER shall attach a copy of their sample, printed HCFA 1500 claim form as Attachment G hereto. PROVIDER-MANAGER must notify HMO by Certified or Registered Mail of any and all changes or revisions to HCFA 1500 form, within thirty (30) days of such change or revision.

                 11. REGULATORY FINANCIAL REQUIREMENTS

11.1 Hold Harmless. The PROVIDER-MANAGER hereby agrees to accept the compensation specified in Section 10 and Attachment C hereto as payment in full for the provision of Covered Services hereunder, and that in no event, including, but not limited to non-payment by the HMO, the HMO's insolvency, or breach of this Agreement, shall the PROVIDER-MANAGER bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have recourse against a Member or persons other than the HMO acting on behalf of a Member, for services provided pursuant to this Agreement. This provision shall not prohibit collection of reasonable charges for non-Covered Services, co-payments, or deductibles, in accordance with the health services plan between the HMO and the Member. The PROVIDER-MANAGER shall not attempt to collect from Members any charges for services determined not to be Medically Necessary.

      The PROVIDER-MANAGER shall include the above provision in every agreement the PROVIDER-MANAGER enters into with any provider which will provide services to Members including the PROVIDER-MANAGER's PCPs.

      The PROVIDER-MANAGER shall include this provision in every agreement the PROVIDER-MANAGER enters into with any Billing or Collections Agency, or any other representative, that provides billing or collection services for the healthcare services rendered by the PROVIDER-MANAGER to the Members of HMO.

11.2 Continuation of Services. The PROVIDER-MANAGER also agrees that, in the event of the HMO's insolvency, the PROVIDER-MANAGER shall continue to provide benefits to Members through the period for which premium has been made, for a period not to exceed thirty (30) days, and continue benefits to Members confined on the date of insolvency in an inpatient facility until their discharge. No changes in the insolvency protection or continuation of benefits provisions may be made by HMO without prior written approval of the Secretary.

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11.3 Survivability. The PROVIDER-MANAGER further agrees that (i) the provisions of this Section 11 shall survive the expiration or termination of this Agreement for any reason and shall be construed to be for the benefit of the Member, and
(ii) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between the PROVIDER-MANAGER and the Member or persons acting on behalf of the Member.

11.4 Effective Date of Change. Any modifications, additions, or deletions to the provisions of this Section shall become effective on a date no earlier than thirty (30) days after the Commissioner of Insurance and/or HCFA have received written notice of such proposed changes.

                              12. TERM OF AGREEMENT

12.1 Commencement Date. This Agreement shall commence on the date first written above, and shall continue in effect until June 30, 2000, unless terminated in accordance with any applicable provision set forth in this Agreement. Termination shall have no effect upon the rights and obligations of the parties arising out of any transactions occurring prior to the effective date of such termination.

12.2 Jurisdiction. This Agreement is entered in and under the applicable laws of the State of Florida. In the event of any litigation arising out of or related to this Agreement, the prevailing party shall be entitled to obtain from the other party its reasonable attorney's fees and cost of litigation including, without limitation, and any expert witness fees.

                                 13. TERMINATION

13.1 Notice. This Agreement shall terminate with cause should any of the following events occur, by the HMO providing thirty (30) days written notice to the PROVIDER-MANAGER stating the reason for termination and specifying the effective date of termination. The PROVIDER-MANAGER shall have thirty (30) days from receipt of such written notice of the event triggering termination to cure such event, and in the event such alleged breach is cured, the notice of termination shall be rescinded and this agreement shall continue in full force and effect:

13.1.1 Deficits. In the event (i) the PROVIDER-MANAGER incurs a cumulative Deficit which exceeds the PROVIDER-MANAGER's portion of the Minimum Reserve Balances, (as defined in Attachment-C of this Agreement) for both the Part A and Part B Operating Funds. The PROVIDER-MANAGER may avoid termination under sub-section (ii) of this paragraph by paying into the appropriate Operating Fund(s) the amount of cash necessary to reduce such Deficits to zero, after receipt of notice. PROVIDER-MANAGER may not avoid termination under this paragraph more than one time. The HMO will not terminate the PROVIDER-MANAGER until a competent

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independent auditor has confirmed the existence and extent of a deficit in the
PROVIDER-MANAGER's operating funds.

13.1.2 Bankruptcy. In the event the PROVIDER-MANAGER or, to the extent such action adversely affects the PROVIDER-MANAGER's ability to perform its obligations under this Agreement, any of the PROVIDER-MANAGER's principals commence an action for relief as a debtor under the United States Bankruptcy laws, or any bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or similar proceeding is instituted against the PROVIDER-MANAGER or any of the PROVIDER-MANAGER's principals.

13.1.3 Quality of Care. Failure of the PROVIDER-MANAGER to provide Covered Services in accordance with the standard of quality established by the medical community or the HMO, or in the event the HMO has duly rescinded its approval of all of the PROVIDER-MANAGER's PCPs under this Agreement. The HMO may terminate this Agreement immediately, notwithstanding the notice requirement above, upon written notice, in the event the HMO determines that the PROVIDER-MANAGER's continued participation under this Agreement will adversely affect the health, safety or welfare of any Member.

13.1.4 Regulatory Action. In the event the PROVIDER-MANAGER or, to the extent such action adversely affects the PROVIDER-MANAGER's ability to perform its Obligations under this Agreement, any of the PROVIDER-MANAGER's principals is disqualified by any state or federal regulatory agency to participate in the Medicare Program or, as a result of such regulatory action, is unable to perform its obligations under this Agreement.

13.1.5 Material Breach. Any material breach of this Agreement, other than those specified in paragraphs 13.1.1, 13.1.2, 13.1..3 and 13.1.4 above, which breach is not cured within thirty (30) days after receipt of a Conformance Request from the HMO that such breach has occurred and that the HMO intends to terminate this Agreement effective the end of such thirty day period.

13.2 Change of HMO Status. Notwithstanding any of the above, the PROVIDER-MANAGER may terminate this Agreement in the event the HMO fails to maintain its state certification, or its contract with HCFA to provide services to Medicare beneficiaries is terminated. In such event, the effective date of termination of this Agreement will coincide with the effective date of termination of such status.

13.3 HMO's Option Not to Terminate. Upon right of termination of this Agreement under this Section 13, the HMO may, at its sole option, implement a remedial plan under which the PROVIDER-MANAGER shall operate until such time as the HMO determines that the breach has been corrected and will not reoccur. Such remedial than may include the payment of all of the PROVIDER-MANAGER's financial obligations under this Agreement. The HMO will not have waived its right to terminate this Agreement as otherwise permitted under this Section by having exercised this option.

13.4 Termination of the Agreement by the PROVIDER-MANAGER. The PROVIDER-MANAGER may terminate this Agreement should any of the following events occur provided, however, that the PROVIDER-MANAGER shall give the HMO written notice of the event triggering termination and the HMO shall have thirty (30) days from receipt of such written notice to cure such event. If the HMO fails to cure such event in the aforesaid thirty (30) day period, termination shall be effective on the last day of the month which is at least sixty (60) days after the date of notice of such failure. The PROVIDER-MANAGER shall also provide written notice of any termination to the Department of Insurance, State of Florida (the "Department") at least sixty (60) days before the effective date of termination:

13.4.1 Nonpayment. If the HMO fails to timely pay monies due to or on behalf of the PROVIDER-MANAGER of undisputed amounts.

13.4.2 Revocation of Certification or License. Revocation by the State of Florida of any certification or license of the HMO necessary for the performance of this Agreement.

13.5 Statutory Termination. The Department of Insurance, pursuant to Florida Statute 1.234, may order the HMO to cancel this Agreement if it determines that the fees to be paid by the HMO are so unreasonably high as compared with similar contracts entered into by the HMO or as compared with similar contracts entered into by other health maintenance organizations in similar circumstances, such that this Agreement is detrimental to the subscribers, stockholders, investors or creditors of the HMO.

13.6 Effect of Termination. Termination or expiration of this Agreement shall not relieve the PROVIDER-MANAGER of its outstanding obligations to pay providers for Covered Services rendered to assigned Members prior to the effective date of termination. The HMO reserves the right to recover from the PROVIDER-MANAGER any costs incurred by the HMO to pay for any such services.

13.7 Continuation of Services. The PROVIDER-MANAGER understands that, under
Section 641.285, Florida Statues, the HMO is required to maintain a plan for handling insolvency which provides for the continuation of benefits and payments to unaffiliated providers for services rendered both prior to and after insolvency for the duration of the contract period for which payment by or on behalf of the subscriber has been made, or the discharge of the subscriber from an inpatient facility, whichever occurs later. The PROVIDER-MANAGER agrees that, in the event of the HMO's insolvency, the PROVIDER-MANAGER will continue the provision of services to Members under this Agreement through the period for which premium has been paid, not to exceed thirty

(30) days, and continue the provision of services to Members confined on the date of insolvency in an inpatient facility until their discharge.

13.8 Financial Reconciliation. Within one-hundred-eighty (180) days of termination or expiration of this Agreement, an accounting shall be made of monies due and owing either the HMO or the PROVIDER-MANAGER under this Agreement. Any payments determined to be due and owing shall be paid by the liable party thirty (30) days after written notice of such accounting.

                           14. INFORMATION and RECORDS

14.1 Information. The PROVIDER-MANAGER agrees to submit to the HMO, encounter and utilization information concerning the treatment of Members, in such form and at such times as required by the HMO.

14.2 Forms. For services requiring a referral, the PROVIDER-MANAGER agrees to contact, and cause the PROVIDER-MANAGER's PCPs to contact, the HMO's Telephone Referral Line to obtain the necessary Service Referral Number for each referral. This should not apply for those referrals to services that are capitated. The PROVIDER-MANAGER further agrees to provide services requiring a referral only upon receipt of a properly completed form. PROVIDER-MANAGER shall make available to HMO on a monthly basis, a computer disk with all encounters and referrals made by PROVIDER-MANAGER for the prior month.

14.3 Medical Records. The PROVIDER-MANAGER shall create and maintain, and cause the PROVIDER-MANAGER's PCPs to create and maintain appropriate medical records which shall be maintained in accordance with the standards established by the medical community and treated as confidential, so as to comply with all state and federal laws regarding patient records. The PROVIDER-MANAGER shall make available to the HMO, the Member or another Participating Provider, copies of such medical records, upon request, for a period of four (4) years from the date of services pursuant to this Agreement. The PROVIDER-MANAGER shall not charge the HMO, a Member or a Participating Provider for the provision or copying of such records.

14.4 Administrative Records. The PROVIDER-MANAGER understands that the HMO may require certain administrative records, including, but not limited to, billing records to resolve a claims payment matter. Accordingly, PROVIDER-MANAGER agrees to; (1) maintain such records for a period of four (4) years from the date of services pursuant to this Agreement, and (ii) provide to the HMO such records of any Member within thirty (30) days of a request by HMO of same. The PROVIDER-MANAGER shall not charge the HMO, the Member or a Participating Provider for the provision or copying of such records.

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

14.5 Request for Records. PROVIDER-MANAGER understands that, pursuant to HMO's contract with HCFA, the Peer Review Organization (PRO), with whom HCFA has contracted in the State of Florida, shall request and review the medical records of any Member from time to time. PROVIDER-MANAGER agrees to provide to HMO the patient records of any such Member within thirty (30) business days request of HMO The PROVIDER-MANAGER agrees to provide, and cause the Physicians and Licensed Medical Professionals acting on behalf of the PROVIDER-MANAGER to provide to the HMO, the Member, or other Participating Provider the medical records of any Member within thirty (30) business days of a request by the HMO. PROVIDER-MANAGER's failure to so provide such requested records shall cause harm and damage to the operations of the HMO and, thereby, result in the denial and nonpayment of PROVIDER-MANAGER's claim by HMO notwithstanding any previous authorization given by HMO to PROVIDER-MANAGER for such claim. Furthermore, in the event of a denial and nonpayment of PROVIDER-MANAGER's claim pursuant to this paragraph 14 of the Agreement, PROVIDER-MANAGER agrees to hold the Member harmless from the payment therefore. The PROVIDER-MANAGER shall not charge the HMO, the Member or a Participating Provider for the provision or copying of such records.

14.6 Inspection. The HMO shall have the right, upon request, to inspect and copy at all reasonable times any medical record, in its entirety, and any accounting and administrative records maintained by the PROVIDER-MANAGER pertaining to members and to the PROVIDER-MANAGER's participation hereunder.

14.7 HCFA Review. The Social Security Act requires that if the value or costs of services provided to Medicare beneficiaries under this Agreement may exceed $10,000.00 over a twelve month period, the Agreement shall include, and does hereby incorporate, the following provision:

      Until the expiration of four (4) years after the furnishing of any services pursuant to this Agreement, the parties hereto shall, upon written request, make available to the Secretary of Health and Human Services, the Secretary's duly authorized representative, the Controller General or the Controller General's duly authorized representative, this Agreement and such books, documents and records as may be necessary to verify the nature and extent of the cost or value of services performed by the parties hereunder.

                                  15. INSURANCE

15.1 Insurance. The PROVIDER-MANAGER shall maintain at its own expense, the PROVIDER-MANAGER policies of comprehensive and general liability and Workers Compensation insurance and cause the PROVIDER-MANAGER's PCPs to maintain at their own expense, such policies of comprehensive and general liability, professional liability and Workers Compensation insurance, with such carriers and in such amounts as shall be reasonably required by the HMO to cover the PROVIDER-MANAGER or the PROVIDER-MANAGER's PCPs, their employees and agents, and all Members assigned or referred to the PROVIDER-MANAGER or the PROVIDER-MANAGER's PCPs, against any claim for damages arising as a result of injury to person or property in connection with the provision of services under this Agreement. The PROVIDER-MANAGER shall provide the HMO with evidence of such coverage, upon request, and shall provide notice to HMO no less than ten (10) days prior to any reduction, modifications or cancellation of such coverage.

15.2 Notification. The PROVIDER-MANAGER shall notify the HMO within forty-eight
(48) hours receipt of written notice of any claims, which are relevant to the HMO, alleging malpractice of either the HMO, the PROVIDER-MANAGER or any of the PROVIDER-MANAGER's PCPs.

                            16. SERVICE DELIVERY SITE

16.1 Facility. The PROVIDER-MANAGER shall, throughout the term of this Agreement, maintain a medical office or facility for the provision of Primary Care Services, such Service Delivery Site is listed on Attachment D hereto. The Service Delivery Site shall be owned or leased by the PROVIDER-MANAGER. The PROVIDER-MANAGER shall not relocate the Service Delivery Site without the prior written approval of the HMO, said approval not to be unreasonably withheld:
Closure or the Service Delivery Site without providing for an alternate site approved by the HMO shall be cause for termination of this Agreement, effective the date of closure of the Service Delivery Site.

16.2 Physical Condition. The PROVIDER-MANAGER shall utilize and cause the PROVIDER-MANAGER's PCPs to use facilities which are clean, safe and are designed and maintained to provide services to Members in an efficient and professional manner. The PROVIDER-MANAGER shall be responsible for ensuring that the Service Delivery Site complies with all regulations governing similar medical facilities and that its staff and employees are properly trained.

16.3 Availability. The PROVIDER-MANAGER shall be responsible for assuring the availability of Covered Services, and timely provision of such services, utilizing a sufficient number of credentialed Primary Care Physicians and staff, and during adequate hours of operation in accordance with the Provider Manual and HMO's policies and procedures.

                          17. ADVERTISING AND MARKETING

17.1 Publication. The PROVIDER-MANAGER agrees that the HMO may use his/her name, address, telephone number, and a description of the PROVIDER-MANAGER's specialty area, in the HMO's provider panel roster and marketing materials or as otherwise necessary or appropriate to carry out the terms of this Agreement. The roster may be inspected by and is intended for the use of prospective Members, employers and other payor groups and their respective employees, contractors and participants.

17.2 Publications. The PROVIDER-MANAGER shall not distribute or mail to any Member, any notice, letter, flyer, or any other written document relating to anything other than the medical care of the Member that would require the prior approval of HCFA, without the prior written authorization of the HMO.

17.3 Advertising. Neither the PROVIDER-MANAGER nor the PROVIDER-MANAGER'S PCPs shall advertise or market the HMO or any of its health care services and benefit plans, or utilize any trademarks, trade names, logos or other intangible property of the HMO without the HMO's prior written approval. The HMO shall not advertise or utilize any of the PROVIDER-MANAGER's intangible property not otherwise permitted under paragraph 16.1, without the PROVIDER-MANAGER's written approval.

                     18. ASSIGNMENT AND TRANSFER OF MEMBERS

18.1 Assignment of Members. Nothing in this Agreement shall be construed to acquire the HMO to assign any minimum or maximum number of Members to the PROVIDER-MANAGER or the PROVIDER-MANAGER's PCPS.

18.2 Transfers. The HMO and the PROVIDER-MANAGER shall exercise reasonable efforts to discourage Member transfers from one HMO Service Delivery Site or Primary Care Physician to another, except when a Member can show just cause for such transfer. However, nothing in this Agreement shall prevent the HMO from transferring Members assigned to the PROVIDER-MANAGER to any other HMO Primary Care Physician, if the capacity of the PROVIDER-MANAGER is overburdened to the extent that the provision of Covered Services as required by this Agreement is adversely affected, or from transferring Members from one HMO Primary Care Physician to another, if such transfer is in the best interests of the Member's healthcare service needs as determined by the regulations governing the HMO.

                      19. PROPRIETARY MATTERS; COMPETITION

19.1 Beneficial Property. The PROVIDER-MANAGER and each of the PROVIDER-MANAGER's Principals, on behalf of him/her/itself, understands that the HMO has developed, at a substantial investment, a going concern that has among its assets Member information, the provider network, contracts, manuals, advertising and marketing materials, and other beneficial property. The PROVIDER-MANAGER and each of the PROVIDER-MANAGER's Principals, on behalf of him/her/itself, acknowledges the HMO's property interests and shall not, during the term of this

Agreement, and for six (6) months after termination of this Agreement, directly or indirectly; (i) encourage, solicit, force or otherwise influence the HMO's Members to disenroll from the HMO or enroll in any Competitive Health Plan offering PROVIDER-MANAGER a risk agreement; (ii) disclose the names, addresses, or phone or identification numbers of any Member to any third party, except as required by process of law or regulation; (iii) sell, assign, transfer, or pledge the HMO's Members to any person or entity; nor (iv) provide pre-paid health services to former Medicare Members who have enrolled in a Competitive Health Plan, unless otherwise permitted under paragraph 19.2 or in the event PROVIDER-MANAGER cancels this contract for cause.

19.2 Competition and Exclusivity. The PROVIDER-MANAGER and each of the PROVIDER-MANAGER's Principals, on behalf of him/her/itself, agrees that, during the term of this Agreement and for a period of six (6) months after termination of this Agreement, the PROVIDER-MANAGER or the PROVIDER-MANAGER's Principals shall not contract or affiliate with, either directly or indirectly, an organization which is a Competitive Health Plan or other prepaid health plan. The PROVIDER-MANAGER or the PROVIDER-MANAGER's Principals may, at any time during the period this paragraph 19.2 is applicable, request, in writing, a waiver of this paragraph by the HMO. Any such waiver shall be specific as to the competitor and any conditions required by the waiver, executed by both the PROVIDER-MANAGER or the PROVIDER-MANAGER's Principals and the HMO, and attached to this Agreement as an addendum. This provision shall not restrict PROVIDER-MANAGER Participating Physicians or other contract providers from agreeing as individual providers to render medical services to enrollees of other prepaid health plans. As long as PROVIDER-MANAGER is satisfactorily arranging for the provision of Medical Services under this Agreement and has no unresolved Conformance Requests. HMO shall not utilize any other Provider or other health care providers to arrange for the provision of Medical Services in those areas geographically defined and agreed upon by PROVIDER-MANAGER and HMO. The Company will utilize its best efforts to support the growth of PROVIDER-MANAGER's membership.

19.3 Marketing Activities. The PROVIDER-MANAGER and each of the PROVIDER-MANAGER'S Principals, on behalf of him/her/itself, agrees that they shall not permit sales or marketing representatives from any Competitive Health Plan on any of the PROVIDER-MANAGER's premises where Members are provided services, at any time during the term of this Agreement and for ninety (90) days after termination or expiration of this Agreement for any reason, except if canceled by PROVIDER-MANAGER for cause.

19.4 Enforceability. In the event a court of competent jurisdiction should hold that the duration, scope of or parties to the covenants contained in this
Section 19 are unreasonable or unacceptable, then, to the extent permitted by law, the court may prescribe a duration or scope, or may exclude an intended party, to the extent that it is reasonably and judicially enforceable. The parties agree to accept such determination, subject to their rights of appeal, which the parties hereto agree shall be substituted in place of any and every offensive part of this Section 19, and as so modified, this Section 19 shall be fully enforceable as if set forth herein by the parties in the modified form.

                                20. MISCELLANEOUS

20.1 Non-covered Services: Other Contract. Nothing in this Agreement shall prevent HMO and PROVIDER-MANAGER from contracting with each other for provision of services not covered by this Agreement.

20.2 Change of Control. PROVIDER-MANAGER hereby agrees that neither PROVIDER-MANAGER or any of its principals shall transfer control or ownership in the PROVIDER-MANAGER or any nor its wholly owned or leased Service Delivery Sites or any of its affiliated Service Delivery Sites under contract without the prior written consent of the HMO, said consent not to be unreasonably withheld.

20.3 Signage. PROVIDER-MANAGER shall display external and internal CareFlorida or Foundation Health signage at each of its wholly owned or leased Service Delivery Sites. The appearance and placement of such signage must be approved in advance by the HMO. The cost of such signage shall be borne by the HMO.

20.4 Applicable Law - This Agreement, and the rights and obligations of the parties hereunder, shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Florida.

20.5 Arbitration and Grievances - PROVIDER-MANAGER agrees to participate in the arbitration of medical malpractice claims arising out of the Covered Services provided under this Agreement, in the event a Member is required to arbitrate such claims. PROVIDER-MANAGER further agrees to participate in and be bound by the grievance procedure adopted by HMO pursuant to state or federal requirements.

20.6 Assignability. This Agreement and the rights, interests and benefits hereunder, being intended to secure the services of PROVIDER-MANAGER, shall not be assigned, transferred, pledged or hypothecated in any way by the PROVIDER-MANAGER, including by way of an asset or stock purchase of the PROVIDER-MANAGER, and shall not be subject to execution, attachment or similar process, nor shall the duties imposed herein be subcontracted or delegated without the written consent of the HMO, said consent not to be unreasonably withheld. This Agreement may be assigned by the HMO.

20.7 Assurances. The parties hereto represent and warrant that execution of this Agreement shall not violate any non-competition or other provision of any agreement, whether existing or pre-existing, between such party and any third party.

20.8 Confidentiality. The parties hereto agree that each shall hold the information contained in this Agreement as confidential and shall not disclose the information contained in this Agreement to any non-party, except as necessary to carry out the terms herein or as required by state or federal law and except in the event PROVIDER-MANAGER is negotiating with a third party for the sale of its business.

20.9 Duplicate Agreements - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all in which together will constitute one and the same instrument.

20.10 Enforceability - The invalidity or unenforceability of any terms or conditions hereof shall in no way affect the validity or enforceability of any other term or provision.

20.11 Federal and State Law and Regulation - This Agreement, and the performance thereof, is subject to the requirements of the Florida Health Maintenance Organization Act and regulations promulgated by the Department of Insurance of the State of Florida and, where applicable, the Health Maintenance Organization Act of 1973 and regulations promulgated by the Department of Health and Human Services of the United States, and all provisions required thereby to be in this Agreement shall be incorporated herein by this reference and shall bind the parties to this Agreement whether or not specifically provided herein.

20.12 Heading and Captions. Headings and captions contained in this agreement are for convenience only and should not be considered in interpreting the provisions hereof.

20.13 Independent Contractor Relationship - None of the provisions of this Agreement are intended to create nor shall be deemed or construed to create any relationship between the parties hereto other than that of independent entities contracting with each other hereunder solely for the purposes of effecting the provisions of this Agreement. Neither the parties hereto, nor any of their respective associates, employees, or agents shall be construed to be the agent, the employer or the representative of the other.

20.14 Modification - This Agreement, and the attachments hereto, constitute the entire understanding of the parties hereto and no changes, amendments or alterations shall be effective unless in writing and signed by both parties.

20.15 Notices - Any notice required to be given pursuant to the terms and provisions hereof shall be in writing and shall be certified or registered mail to the HMO, PROVIDER-MANAGER and the Department.

20.16 Right of Offset. The PROVIDER-MANAGER agrees that the HMO shall have the right to deduct, from monies due and payable to the PROVIDER-MANAGER, any outstanding monies that the PROVIDER-MANAGER may, for any reason, owe to the

HMO in accordance with any of the provisions of this Agreement, including any reimbursement for the payment of any financial obligation of the PROVIDER-MANAGER relating to the provision of Covered Services to assigned Members. The HMO will not require the PROVIDER-MANAGER to submit to any revised payment arrangement or Right of Offset, until a competent, independent auditor has confirmed the existence and extent of a deficit in the PROVIDER-MANAGER'S OPERATING FUNDS.

20.17 Waiver. No waiver of any default in the performance of any of the duties or obligations arising under this Agreement shall be valid unless in writing and signed by the waiving party. Waiver of any one default shall not constitute or be construed as creating a waiver of any other default or defaults. No course of dealing between the parties shall operate as a waiver or preclude the exercise of any rights or remedies under this Agreement. Failure on the part of either party to object to any act or failure to act of the other party, or to declare the other party in default, regardless of the extent of such default, shall not constitute a waiver by such party of its rights hereunder.

To PROVIDER-MANAGER:               DOCTOR'S HEALTH GROUP, INC.
                                   1205 S.W. 37th AVENUE
                                   MIAMI, FLORIDA   33135

Attn:                              CLAUDIO I. ALVAREZ, M.D.

Tax ID Number:                     65-0013913

To Department:                     BUREAU OF SPECIALTY INSURERS
                                   ROOM 637, LARSON BUILDING
                                   200 EAST GAINES STREET
                                   TALLAHASSEE, FL  32399-0300

To HMO:                            ATTN: PRESIDENT
                                   CAREFLORIDA, INC.
                                   7950 NW 53RD STREET
                                   MIAMI, FL   33166

                           (SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the State of Florida on the date first written above.

                                     PROVIDER-MANAGER

/s/ G. Castn?                        By: /s/ Claudio I. Alvarez
-----------------------------------      ---------------------------------------
Witness                              Claudio I. Alvarez President   7/27/95
                                     -------------------------------------------
7/27/95                              Print Name/Title              Date
-----------------------------------
Date

                                     HMO

/s/ Deneil J. Lamsor                 By: /s/ Lawrence D. Kres
-----------------------------------      ---------------------------------------
Witness                              Lawrence D. Kres President  7/14/95
                                     -------------------------------------------
7/14/95                              Print Name/Title             Date
-----------------------------------
Date